Exhibit 8.2

August 17, 2012

Energy Transfer Partners, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

Ladies and Gentlemen:

We have acted as special tax counsel to Energy Transfer Partners, L.P. (the “Partnership”), a Delaware
limited partnership, in connection with the merger pursuant to which Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), will become a subsidiary of the Partnership as more fully described in the
Partnership’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the
“Registration Statement”), the form of proxy statement/prospectus contained therein (the “Prospectus”), and the Agreement and Plan of Merger, dated as of April 29, 2012, entered into by and among the Partnership,
Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of the Partnership,
Sunoco, Sam Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of the
Partnership, and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P., a Delaware limited partnership, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of June
15, 2012 (the “Agreement”). In connection with the filing of the Registration Statement, we prepared the discussion in the Prospectus set forth under the heading “Additional U.S. Federal Income Tax Considerations
Relating to the Receipt and Ownership of ETP Common Units Issued Pursuant to the Merger” and under the heading “Potential U.S. Federal Income Tax Consequences to Holders of Sunoco Common Stock, Sunoco,
ETP and its Subsidiaries Arising from Transactions Contemplated to Occur in Connection with the Merger”
within the section captioned “Material U.S. Federal Income Tax Considerations” (the “Discussion”). You
have requested our opinion regarding certain statements contained in the Discussion.

In reaching the conclusions set forth in this letter, we have relied on certain representations made by the
Partnership as to factual matters, the facts, assumptions and representations contained in the Registration
Statement, the Prospectus and the Agreement, and our discussions with representatives of the Partnership. In addition, we have examined such documents, corporate records, agreements and other instruments as we have deemed necessary or appropriate for purposes of this opinion letter. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, and the faithful reproduction of all documents submitted to us as copies. Based on our discussions with representatives of the Partnership and its subsidiaries and our review of the documents described above, we believe that it is reasonable for us to rely on these representations, facts, and assumptions in rendering the opinions expressed herein. We have not made an independent investigation or audit of the facts set forth in the documents referenced above.

Energy Transfer Partners, L.P.

August 17, 2012

Based on the foregoing, and subject to the qualifications and limitations set forth herein and in the Discussion, all statements of legal conclusions regarding United States federal income tax matters contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the statements contained in the Discussion with respect to those matters as to which no legal conclusions are provided are an accurate discussion of such federal income tax matters (except for the representations and statements of fact by Sunoco, the Partnership and its general partner included in the Discussion, as to which we express no opinion).

These opinions are limited to the federal income tax laws of the United States and we express no opinion as to the applicability, or effect thereon, of any other laws of the United States or any other jurisdiction. The opinions stated herein are stated and effective as of the effective date of the Registration Statement. Our opinions are based upon existing statutory, regulatory, and judicial authority in effect as of such date, any of which may be changed at any time with retroactive effect. Any change in applicable law or in the facts or documents on which our opinions are based or any inaccuracy of the representations or assumptions on which we have relied may affect the validity of the foregoing opinions. You have not asked us, and we are not undertaking, to update or modify our opinions to reflect any developments that may affect our opinions after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and the Prospectus, and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Bingham McCutchen LLP

Bingham McCutchen LLP